UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2017

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 6, Chiswick Park
London W4 5HR
United Kingdom
(Address of principal executive offices) (Zip Code)
+44-1604-232425
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) On June 20, 2017, Avon Products, Inc. ("Avon" or the “Company”) announced that Jonathan Myers will join the Company as Executive Vice President and Chief Operating Officer. Mr. Myers will assume leadership of Avon’s Brand Marketing and Product Research & Development, Digital, Information Technology and Global Supply Chain and will be responsible for overseeing the Representative experience. He will report directly to Sheri McCoy, Avon’s Chief Executive Officer, and will be based at the Company’s headquarters in London. Mr. Myers is expected to join the Company beginning September 1, 2017 (the “Commencement Date”).

This completes the series of planned executive leadership changes that have been taking place in recent months, as Sheri McCoy ensures she has the leadership team in place to accelerate the next chapter of the transformation journey to sustainable profitable growth.

Mr. Myers, age 48, most recently served as Kellogg Company’s Vice President, Western European Markets, and Managing Director UK and Ireland from January 2012 to July 2016. Prior to Kellogg, he had a 20-year career at Procter & Gamble, serving in various leadership roles, including General Manager, Oral Care and Feminine Care, China.

Upon the Commencement Date, James S. Scully will no longer serve as Chief Operating Officer of the Company and will be leaving the Company on October 1, 2017, following his previously announced decision not to relocate to London. Fernando J. Acosta, the Company’s Executive Vice President and Chief Marketing and Social Selling Officer, has also decided not to relocate to London and will therefore be leaving the Company on November 1, 2017.

Mr. Myers entered into an employment offer letter and contract of employment agreement with Avon Cosmetics Limited, a wholly-owned subsidiary of the Company registered in the United Kingdom, on June 20, 2017, which provides for the following key compensation and benefits:

•	an annual base salary of £470,000;

•	an annual cash incentive opportunity with a target award equal to 80% of earned eligible base salary, subject to achievement of performance goals;

•
participation in the long-term incentive program for similarly situated executives with an expected annual target award equal to 180% of eligible base salary, subject to achievement of performance goals; and

•	participation in the UK medical, insurance and pension schemes and certain other perquisite and benefit programs on the same basis as similarly situated senior executives.

In addition, in the event of involuntary termination of Mr. Myers‘ employment without cause, he is entitled to receive a severance benefit of twenty-four months of base salary on the basis that he will enter into a settlement agreement which shall include, for example, a general release of claims, non-competition and non-solicitation provisions and other covenants.

Mr. Myers is covered by the Company’s Amended and Restated Change in Control Policy so that if his employment is terminated either involuntarily without cause or for “good reason,” within two years after a change in control, Mr. Myers would be entitled to receive two times salary and annual bonus. Mr. Myers will be subject to the Company’s stock ownership guidelines, which provides for him to have an ownership target in Company stock equal to three times base salary and he will be expected to hold 50% of net shares acquired upon vesting of equity awards until this target has been satisfied. Mr. Myers will also be subject to the Company’s Amended and Restated Compensation Recoupment Policy.

Forward Looking Statements

This report contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's planned executive changes and its transformation journey to sustainable profitable growth.  Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, the possibility of business disruption, competitive uncertainties, and general economic and business conditions in Avon’s markets as well as the other risks detailed in Avon’s filings with the Securities and Exchange Commission. Avon undertakes no obligation to update any statements in this report for changes that happen after the date of this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Ginny Edwards
Name: Ginny Edwards
Title: Vice President and Corporate Secretary

Date: June 22, 2017